Exhibit 99.1

IBIO, INC. ANNOUNCES COMPLETION OF 1-FOR-10 REVERSE STOCK SPLIT

NEW YORK, NEW YORK, JUNE 8, 2018 — IBIO, INC. (NYSE AMERICAN: IBIO) (“IBIO” OR THE “COMPANY”) announced today that its previously announced 1-for-10 reverse stock split of common stock became effective today at 4:10 p.m. (Eastern Time) (the “Effective Time”). The Company’s common stock will continue to trade on the NYSE American under the symbol “IBIO” under a new CUSIP number: 451033 203. The Company’s common stock will begin trading on a split-adjusted basis when the market opens on June 11, 2018.

At the Effective Time, every 10 issued and outstanding shares of common stock were combined and converted into one share of common stock. As a result of the reverse stock split, the number of outstanding shares of the Company’s common stock was reduced from approximately 115.9 million shares to approximately 11.6 million shares.

No fractional shares were issued in connection with the reverse stock split. Instead, cash will be paid in lieu of any fractional share that would have otherwise resulted from the reverse stock split.

The Company’s transfer agent, Continental Stock Transfer & Trust Company, which is also acting as the exchange agent for the reverse split, will send instructions to stockholders of record who hold stock certificates regarding the exchange of their old certificates for new certificates, should they wish to do so. Stockholders who hold their shares in brokerage accounts or “street name” are not required to take any action to effect the exchange of their shares.

About iBio, Inc.

iBio, a leader in developing plant-based biopharmaceuticals, provides a range of product and process development, analytical, and manufacturing services at the large-scale development and manufacturing facility of its subsidiary iBio CDMO, LLC in Bryan, Texas.  The facility houses laboratory and pilot-scale operations, as well as large-scale automated hydroponic systems capable of growing over four million plants as “in process inventory” and delivering over 300 kilograms of therapeutic protein pharmaceutical active ingredient per year.

iBio applies its technology for the benefit of its clients and the advancement of its own product interests. The Company’s pipeline is comprised of proprietary candidates for the treatment of a range of fibrotic diseases including idiopathic pulmonary fibrosis, systemic sclerosis, and scleroderma. IBIO-CFB03, based on the Company's proprietary gene expression technology, is the Company’s lead therapeutic candidate being advanced for IND development.

Further information is available at:  www.ibioinc.com

Cautionary Statement Regarding Forward Looking Statements

This release may contain “forward-looking statements” that are within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by certain words or phrases such as “may”, “will”, “aim”, “will likely result”, “believe”, “expect”, “will continue”, “anticipate”, “estimate”, “intend”, “plan”, “contemplate”, “seek to”, “future”, “objective”, “goal”, “project”, “should”, “will pursue” and similar expressions or variations of such expressions. These forward-looking statements reflect the Company's current expectations about its future plans and performance. These forward-looking statements rely on a number of assumptions and estimates which could be inaccurate and which are subject to risks and uncertainties. Actual results could vary materially from those anticipated or expressed in any forward-looking statement made by the Company. Please refer to the preliminary prospectus supplement, the accompanying prospectus, and the Company’s most recent Forms 10-Q and 10-K and subsequent filings with the SEC for a further discussion of these risks and uncertainties. The Company disclaims any obligation or intent to update the forward-looking statements in order to reflect events or circumstances after the date of this release.

Contact:

ICR, Inc.
Stephanie Carrington
Tel. +1 646-277-1282
stephanie.carrington@icrinc.com